Exhibit 4.6

FORM OF REAFFIRMATION FORM*

Banco Latinoamericano de Exportaciones, S.A. Rights Offering

As set forth in Banco Latinoamericano de Exportaciones, S.A.’s (the “Company’s”) prospectus dated May 22, 2003 (the “Prospectus”) under “The Offer—Payment for Shares,” this form or one substantially equivalent hereto may be used as a means of effecting the reaffirmation of a subscription for all shares of the Company’s common stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. If the Subscription Price is outside the subscription price range of $4.63 to $7.63 and you have subscribed for shares of the Company’s common stock prior to 5:00 p.m., New York City time, on the Pricing Date of June 18, 2003, the Company will not accept your subscription unless you have reaffirmed prior to 5:00 p.m., New York City time, on June 20, 2003 your original or modified subscription to the Subscription Agent after you have been advised of the Subscription Price. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to The Bank of New York, the Subscription Agent, and must be received prior to 5:00 p.m., New York City time, on June 20, 2003 (the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

The Subscription Agent is:

THE BANK OF NEW YORK

By Mail:	By Overnight Courier or By Hand:

The Bank of New York Reorganization Services P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286

By Facsimile Transmission:

(212) 815-6433

To Confirm Facsimile Transmission Only:

(212) 815-6212

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION

VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,

DOES NOT CONSTITUTE A VALID DELIVERY

*	THIS FORM SHOULD BE USED ONLY IF THE SUBSCRIPTION PRICE IS OUTSIDE OF THE SUBSCRIPTION PRICE RANGE OF $4.63 TO $7.63 AND YOU HAVE EXERCISED YOUR RIGHTS PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE PRICING DATE OF JUNE 18, 2003.

PLEASE FILL IN ALL APPLICABLE INFORMATION:

I hereby irrevocably reaffirm my previous subscription (which was originally submitted to the Subscription Agent prior to 5:00 p.m. on June 18, 2003) for the number of Shares indicated therein.

Name of Subscriber(s)/Registered Owner(s):

Signature of Subscriber(s):

(Joint owners should each sign. If signing as an executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in the full corporate name by an authorized officer. If a partnership, sign in the name of authorized person.)

Fax No.:

E-mail Address: